UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 10, 2011

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K / A is being filed to present the correct final shareholders' voting results.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on April 26, 2011. The final voting results for each of the two proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - the number of directors were set at six and the below six individuals were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Don Brock	25,826,401	730,531	70,652	2,287,392

Daniel K. Frierson	26,469,236	87,696	70,652	2,287,392

Paul K. Frierson	26,525,693	31,239	70,652	2,287,392

Walter W. Hubbard	26,529,578	27,354	70,652	2,287,392

Lowry F. Kline	26,529,578	27,354	70,652	2,287,392

John W. Murrey	26,529,578	27,354	70,652	2,287,392

Proposal 2 - ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,864,485	32,464	18,027	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2011	THE DIXIE GROUP, INC.
By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer